Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-30095 on Form S-8 of our report dated June 26, 2020 appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2019.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 26, 2020